Securities & Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for WorldCorp, Inc. and, under the date of February 16, 1998, except at to Notes 2 and 23 which are as of April 20, 1998, we reported on the consolidated financial statements of WorldCorp, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996. On August 12, 1998, we resigned. We have read WorldCorp, Inc.'s statements included under Item 4 of its Form 8-K dated August 19, 1998 and we agree with such statements.


Very truly yours,

KPMG Peat Marwick LLP
August 20, 1998